Exhibit 10.28

CONSULTING AGREEMENT
          This Consulting Agreement (the “Agreement”) is made and entered into as of this 9th day of April, 2008, by and between Material Technologies, Inc., a Delaware corporation, (the “Company”) and Kelly Shuster, an individual (the “Consultant”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

          WHEREAS, Consultant has certain consulting experience pertaining to comprehensive legislative representation; and

          WHEREAS, the Company wishes to engage the services of the Consultant to provide the Company with comprehensive legislative representation.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.       CONSULTING SERVICES

          Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the “Consulting Services”).  Consultant hereby agrees to utilize its commercially reasolable best efforts in performing the Consulting Services.  However, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2.       TERM OF AGREEMENT

          This Agreement shall be in full force and effect commencing upon the date hereof.  This Agreement has a term of ten years beginning on the date hereof, and is subject to automatic renewal for successive one year terms, upon the same terms and conditions as set forth herein, unless either this Agreement is terminated pursuant to this section or a Party gives written notice to the other Party of its intent to terminate, at least 30 days prior to expiration of the then-current term.  Either Party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party.  Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Consultant.  The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant if such breach shall remain uncured for more than 30 days after Consultant’s receipt of notice of such breach.

3.       TIME DEVOTED BY CONSULTANT

          It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder.  The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.       PLACE WHERE CONSULTING SERVICES WILL BE PERFORMED

          The Consultant will perform most Consulting Services in accordance with this Agreement at Consultant's offices.  In addition, the Consultant will perform Consulting Services on the telephone and at such other place(s) as necessary to perform these Consulting Services in accordance with this Agreement.

5.       COMPENSATION TO CONSULTANT

          The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.       INDEPENDENT CONTRACTOR

          Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement.  Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company unless such status shall be agreed upon and set forth in a writing signed by the parties..

7.       CONFIDENTIAL INFORMATION

          The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent.  It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.       COVENANTS OF CONSULTANT

          Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

                    (a)       Comply with all federal and state laws;

                    (b)       Not make any representations other than those authorized by the Company; and

                    (c)       Not publish, circulate or otherwise use any materials or documents other than materials provided by or otherwise approved by the Company.

9.       MISCELLANEOUS

          (A)       The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or, if there be subject matter jurisdiction, a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.  This provision shall survive the termination of this Agreement.

          (B)       If either Party to this Agreement brings an action on this Agreement, the prevailing Party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

          (C)       This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest.  This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

          (D)       This Agreement contains the entire understanding of the Parties hereto with respect to the transactions contemplated hereby.  This Agreement supersedes all prior agreements, arrangements and understandings related to the subject matter.

          (E)       This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

          (F)       No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

          (G)       If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

          IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:	CONSULTANT:

MATERIAL TECHNOLOGIES, INC., a Delaware corporation	KELLY SHUSTER an individual

/s/Robert M. Bernstein	/s/ Kelly Shuster
Robert M. Bernstein, President	Kelly Shuster

EXHIBIT A
DESCRIPTION OF CONSULTING SERVICES

     Consultant shall perform the following Consulting Services pursuant to the terms of this Agreement:

     (1)     Comprehensive legislative representation, including but not limited to:

               (a)     testimony before legislative bodies and meetings with elected officials regarding legislative affairs which affect the business interests of the Company;

               (b)     the preparation of specific pre-approved legislative materials, as well as preparing to support or oppose those positions to the benefit of the interests of the Company; and

               (c)     interaction with support and/or opposition.

     (2)     Consulting on matters of the Company, including but not limited to, assisting in developing policies and procedures relating legislative affairs which affect the business interests of the Company.

     The above Consulting Services will be further defined and delineated by the Company’s board of directors and Consultant from time to time as necessary.

EXHIBIT B
COMPENSATION DESCRIPTION

     The Consultant’s compensation hereunder shall be as follows:

     1.     ISSUANCE OF STOCK OPTIONS.  As compensation for the Consulting Services, subject to the terms and conditions of this Agreement, Company will issue to Consultant 7,695,273 options to purchase shares of Class A common stock of the Company (the “Class A Options”) at an exercise price of $0.025 per share.  Further, Robert M. Bernstein individually agrees to issue to Consultant 24,000 options to purchase shares of his Class B common stock of the Company (the “Class B Options”) at an exercise price of $0.50 per share (the Class A Options and the Class B Options shall collectively be referred to as the “Option Shares”).  The Options shall be fully vested and shall be issued to Consultant pursuant to the Stock Option Agreement of even date herewith.

     2.      EXPENSES.  Consultant shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company’s business as substantiated by documentation.  Any expenditure above $100 will require written pre-approval of the Company.